SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement          ( ) Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2)

(X)  Definitive Proxy Statement

( )  Definitive Additional Materials

( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        Southern BancShares (N.C.), Inc.
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fees. (Check the appropriate box):

(X)  No fee required.

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                        SOUTHERN BANCSHARES (N.C.), INC.

                             100 North Center Street
                        Mount Olive, North Carolina 28365

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         NOTICE is hereby given that the 2000 Annual Meeting of Shareholders of Southern BancShares (N.C.), Inc. ("BancShares") will be held at the Goldsboro Country Club located at 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on Wednesday, April 19, 2000.

         The purposes of the meeting are:

         1. Election of Directors: To elect 23 directors of BancShares for terms of one year or until their respective successors are duly elected and qualified;

         2. Proposal to Ratify Appointment of Independent Accountants: To consider and vote on a proposal to ratify the appointment of KPMG LLP as BancShares' independent public accountants for 2000; and,

         3. Other Business: To transact any other business properly presented for action at the Annual Meeting.


         YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING. RETURNING A SIGNED APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

                                              By Order of the Board of Directors

                                              /s/David A. Bean
                                              ----------------
                                              David A. Bean, Secretary

March 17, 2000

                        SOUTHERN BANCSHARES (N.C.), INC.

                             100 North Center Street
                        Mount Olive, North Carolina 28365

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

General

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Southern BancShares (N.C.), Inc. ("BancShares") of appointments of proxy in the enclosed form for use at the Annual Meeting of BancShares' shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held at the Goldsboro Country Club located at 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on Wednesday, April 19, 2000. This Proxy Statement is being mailed to BancShares' shareholders on or about March 17, 2000.

Appointment and Voting of Proxies

         Persons named in the enclosed appointment of proxy to represent shareholders as proxies at the Annual Meeting (the "Proxies") are R. S. Williams, W. A. Potts, and John N. Walker. Shares represented by each appointment of proxy that is properly executed and returned, and not revoked, will be voted by the Proxies in accordance with the directions contained therein. If no directions are given, those shares will be voted by the Proxies "FOR" the election of each of the 23 nominees for director named in Proposal 1 and "FOR" Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by the Board of Directors. On any other matters that may properly be presented for action at the Annual Meeting, the form of appointment of proxy will authorize the Proxies to vote in accordance with their best judgment.

Revocation of Appointment of Proxy

         Any shareholder who executes an appointment of proxy may revoke it at any time before it is exercised by filing with BancShares' Secretary either a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

         BancShares will pay all costs of the solicitation of appointments of proxy for the Annual Meeting, including costs of preparing, assembling and mailing this Proxy Statement. In addition to solicitation by mail, appointments of proxy may be solicited personally or by telephone by directors, officers and employees of BancShares and its bank subsidiary, Southern Bank and Trust Company ("Southern").

Record Date

         The close of business on March 10, 2000, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on the Record Date will be eligible to vote on the matters presented for action by shareholders at the Annual Meeting.

Voting Securities

         On the Record Date, BancShares' outstanding voting securities consisted of (i) 118,626 shares of $5.00 par value common stock ("Common Stock"), (ii) 397,370 shares of no par value Series B non-cumulative preferred stock ("Series B"), and (iii) 39,825 shares of no par value Series C non-cumulative preferred stock ("Series C"). At the Annual Meeting, each shareholder will be entitled to one vote for each share of Common Stock, one vote for each 38 shares of Series B, and one vote for each 38 shares of Series C, held of record on the Record Date for each director to be elected and on each other matter submitted for voting.

Voting Procedures; Votes Required for Approval

         In the election of directors, the 23 nominees receiving the highest numbers of votes will be elected. For approval of Proposal 2, a majority of the votes represented by shares of voting securities present at the Annual Meeting, in person or by proxy, and entitled to be voted, must be cast in favor of Proposal 2. As long as a quorum is present at the Annual Meeting, abstentions and broker non-votes will have no effect in the election of directors, but they will have the same effect as votes against Proposal 2. Shareholders may not vote cumulatively in the election of directors.

Beneficial Ownership of Voting Securities

         Principal Shareholders. As of the Record Date, persons known to BancShares' management to own, beneficially or of record, 5% or more of any class of BancShares' voting securities were as follows:

   Title of              Name and address             Amount and nature of        Percentage      Percentage of
     class               of beneficial owner        beneficial ownership (1)     of class (2)    total votes (2)
     -----               -------------------        ------------------------     ------------    ---------------
Common Stock             Frank B. Holding                    32,294 (3)             27.22%            24.82%
                         Smithfield, NC

                         Lewis R. Holding                    27,577 (4)             23.25%            21.19%
                         Lyford Cay, Bahamas

Series B Preferred       Frank B. Holding                    22,171 (3)              5.58%              .45%
                         Smithfield, NC

Series C Preferred       Rachel Ann Barnes                    2,117                  5.32%              .04%
                         Conway, NC

                         James R. Hendrix                     6,120                 15.37%              .12%
                         Tyner, NC

                         Elva W. Peele                        3,517                  8.83%              .07%
                         Lewiston-Woodville, NC

                         Harry N. Willey                      2,200 (5)              5.52%              .04%
                         Enfield, NC

----------------

(1) Except as otherwise noted, each named individual exercises sole voting and investment power with respect to all shares.

(2) "Percentage of class" reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. "Percentage of total votes" reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all outstanding shares of BancShares' voting securities.

(3) Includes an aggregate of 28,095 shares of Common Stock and 4,020 shares of Series B held by or in trust for Mr. F. Holding's spouse and/or adult children and their spouses and with respect to which shares he disclaims beneficial ownership, and 17,205 shares of Series B held by a corporation which Mr. F. Holding may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power.

(4) Includes an aggregate of 5,113 shares of Common Stock held by or in trust for Mr. L. Holding's spouse and/or an adult daughter and with respect to which shares he disclaims beneficial ownership.

(5) Includes 1,700 shares held by Mr. Willey jointly with his spouse and with respect to which shares he exercises shared voting and investment power.

         Management. As of the Record Date, the beneficial ownership of BancShares' voting securities by its current directors, nominees for election as directors and certain named executive officers, and by all current directors and executive officers as a group, was as follows:

      Title of                                              Amount and nature of           Percentage        Percentage of
       class             Name of beneficial owner           beneficial ownership (1)       of class (2)     total votes (2)
       -----             ------------------------           ------------------------       ------------     ---------------
Common Stock            Paul A. Brewer, Jr..........                 24 (3)                    .02%               .02%

                        Bynum R. Brown..............                372                        .31%               .29%

                        William H. Bryan............                108                        .09%               .08%

                        D. Hugh Carlton.............                288 (4)                    .24%               .22%

                        Robert J. Carroll...........                 30                        .03%               .02%

                        Hope H. Connell.............              5,666 (5)                   4.78%              4.35%

                        J. Edwin Drew...............              3,714                       3.13%              2.85%

                        Samuel E. Ewell, Jr.........                 10                          *                  *

                        Moses B. Gillam, Jr.........                125                        .11%               .10%

                        LeRoy C. Hand, Jr...........                148 (6)                    .12%               .11%

                        Joseph D. Hines.............                 10                          *
                                                                                                                     *
                        Frank B. Holding............             32,294 (7)                  27.22%             24.82%

                        George A. Hux...............                 10                          *                  *

                        M. J. McSorley..............                204 (8)                    .17%               .16%

                        W. B. Midyette, Jr..........                150                        .13%               .12%

                        W. Hunter Morgan............                350 (9)                    .30%               .27%

                        John C. Pegram, Jr..........                  5                          *                  *

                        Charles I. Pierce, Sr.......                 70                        .06%               .05%

                        W. A. Potts.................                550 (10)                   .46%               .42%

                        Richard D. Ray..............                  1                          *                  *

                        Charles L. Revelle, Jr......              1,020                        .86%               .78%

                        Watson N. Sherrod, Jr.......                 10                          *                  *

                        Charles O. Sykes............                100                        .08%               .08%

                        Raymond M. Sykes............                10                           *                  *

                        John N. Walker..............               190                         .16%               .15%

                        R. S. Williams..............               225 (11)                    .19%               .17%

                        All directors and executive
                        officers as a group (27                 40,058 (14)                  33.77%             30.78%
                        persons)........................

Series B Preferred      Bynum R. Brown..............             2,358                         .59%               .05%

                        Robert J. Carroll...........             2,687 (12)                    .68%               .05%

                        Hope H. Connell.............              2,000 (5)                    .50%               .04%

                        LeRoy C. Hand, Jr...........             17,522 (6)                   4.41%               .35%

                        Frank B. Holding............             22,171 (7)                   5.58%               .45%

                        M. J. McSorley..............              6,365 (8)                   1.60%               .13%

                        W. Hunter Morgan............              7,368 (9)                   1.85%               .15%

                        Charles I. Pierce, Sr.......               336 (13)                    .08%               .01%

                        R. S. Williams..............             7,109 (11)                   1.79%               .14%

                        All directors and executive
                        officers as a group                     65,959 (14)                  16.60%              1.30%
                        (27 persons).................

Series C Preferred      M. J. McSorley..............                 25 (8)                    .06%                  *

                        Charles I. Pierce, Sr.......               139 (13)                    .35%                  *

                        All directors and executive
                        officers as a group (27                    164                         .41%                  *
                        persons)....................

--------------
  (1) Except as otherwise noted, each named individual, and individuals included in the group, exercise sole voting and investment power with respect to all shares.
  (2) "Percentage of class" reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. "Percentage of total votes" reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all shares of Bancorp's voting securities. An asterisk indicates less than .01%.
  (3) Includes 10 shares held by Mr. Brewer's spouse and with respect to which shares he disclaims beneficial ownership.
  (4) Includes 149 shares held by a corporation which Mr. Carlton may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and 25 shares held by his spouse and with respect to which shares he disclaims beneficial ownership.
  (5) Includes 220 shares of Common Stock held in trust for Ms. Connell's benefit and with respect to which shares she exercises shared voting and investment power, and an aggregate of 2,312 shares of Common Stock and 2,000 shares of Series B held by her spouse individually and/or as custodian for their children and with respect to which shares she disclaims beneficial ownership. All listed shares also are shown as beneficially owned by Mr. Holding.
  (6) Includes 48 shares of Common Stock and 6,289 shares of Series B owned by Dr. Hand's spouse and with respect to which shares he disclaims beneficial ownership.
  (7) Includes an aggregate of 28,095 shares of Common Stock and 4,020 shares of Series B held by or in trust for Mr. Holding's spouse and/or adult children and their spouses and with respect to which shares he disclaims beneficial ownership, and 17,205 shares of Series B held by a corporation which Mr. Holding may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power. Of the listed shares, 5,666 shares of Common Stock and 2,000 shares of Series B also are included in the shares shown as beneficially owned by Ms. Connell.
  (8) Includes an aggregate of 60 shares of Common Stock, 5,815 shares of Series B, and 25 shares of Series C held by Mr. McSorley's spouse and with respect to which shares he disclaims beneficial ownership.

  (9) Includes 3,442 shares of Series B held by an entity which Mr. Morgan may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and 125 shares of Common Stock and 2,131 shares of Series B held by Mr. Morgan's spouse with respect to which shares he disclaims beneficial ownership.
  (10) Includes 200 shares held by Dr. Potts' spouse and with respect to which shares he disclaims beneficial ownership.
  (11) Includes 50 shares of Common Stock and 324 shares of Series B held by Mr. Williams' spouse and with respect to which shares he disclaims beneficial ownership.

  (12) Includes 693 shares held by Mr. Carroll's spouse and with respect to which shares he disclaims beneficial ownership.

  (13) Includes 71 shares of Series B and 29 shares of Series C held by an entity which Mr. Pierce may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power.

  (14) Shares listed as beneficially owned by both Mr. Holding and Ms. Connell are included only once in the beneficial ownership of the group.


Section 16(a) Beneficial Ownership Reporting Compliance

         BancShares' directors and executive officers are required to file certain reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of BancShares' voting securities. Based on its review of copies of those reports, BancShares' proxy statement each year is required to disclose failures to report shares beneficially owned or changes in such beneficial ownership, or to timely file required reports, during the previous year. Management of BancShares recently learned that, due to an administrative error, a year-end report covering a gift of 55 shares of BancShares' Common Stock during 1999 by one of its principal shareholders, Lewis
R. Holding, to his adult daughter was not filed by its due date.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         BancShares' Bylaws provide for a Board of Directors composed of not less than five nor more than 30 members and authorize BancShares' Board of Directors to set and change the actual number of directors from time to time within those limits. Directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been duly elected and qualified.

         The number of BancShares' directors for the year following the Annual Meeting has been set at 23, and the persons named below have been nominated by the Board of Directors for election as directors at the Annual Meeting. Each nominee currently serves as a director of BancShares and Southern. The following table contains information about each of the nominees.

                                Positions with       Year first                 Principal occupation
    Name and age                BancShares (1)       elected (2)              and business experience
    ------------                --------------       -----------              -----------------------
Bynum R. Brown                     Director             1986      President and Owner, Bynum R. Brown Agency, Inc.
      74                                                         (real estate); Secretary/Treasurer, Roanoke Valley
                                                                  Nursing Home, Inc.; President and Owner, Brown
                                                                  Manor, Inc. (family care home)

William H. Bryan                   Director             1992      President, Director and Treasurer, Mount Olive
      42                                                          Pickle Company, Inc. (manufacturer of pickle
                                                                  and pepper products)

D. Hugh Carlton                    Director             1994      President and Owner,  Carlton Insurance  Agency,  Inc.
      68                                                         (general insurance agency)

Robert J. Carroll                  Director             1986      Retired;   former   President  and  Owner,   Carroll's
      75                                                          Garage,  Inc.  (truck  and farm  equipment  sales  and
                                                                  service)

Hope H. Connell (3)                Director             1992      Senior Vice  President,  First-Citizens  Bank &  Trust
      37                                                          Company;  Director, Yadkin Valley Company (credit life
                                                                  reinsurance company)

J. Edwin Drew                      Director             1973      Retired physician; former President,
      69                                                          J. Edwin Drew, M.D., P.A.

Samuel E. Ewell, Jr. (4)           Director             1998      President and Owner, Ewell Ford Sales, Inc.
      53                                                          (automobile dealership)

Moses B. Gillam, Jr. (5)           Director             1982      Senior Partner, Gillam and Gillam (attorneys)
      83

LeRoy C. Hand, Jr.                 Director             1986      Retired physician; former President,
      79                                                          Albemarle Emergency Associates, P.A.

Joseph D. Hines (4)                Director             1998      President  and Owner,  Enfield  Tractor and  Equipment
      70                                                          Company and Hines  Equipment  Company (retail farm and
                                                                  industrial equipment sales)

Frank B. Holding (3)             Director and           1962      Executive  Vice Chairman,  First Citizens  BancShares,
      71                     Executive Committee                  Inc. and  First-Citizens  Bank & Trust  Company;  Vice
                                   Chairman                       Chairman,  First Citizens Bancorporation of S.C., Inc.
                                                                  and  First-Citizens  Bank and Trust  Company  of South
                                                                  Carolina

George A. Hux (4)                  Director             1998      Retired Attorney and former Partner,  Hux,  Livermon &
      84                                                          Armstrong, LLP

M. J. McSorley                   Director and           1990      Vice  President  of   BancShares;   Vice  Chairman  of
      66                        Vice President                    Southern  since  January 1998;  retired  President and
                                                                  former Chief Executive Officer of Southern

                              Positions with       Year first                   Principal occupation
    Name and age                BancShares (1)       elected (2)              and business experience
    ------------                --------------       -----------              -----------------------
W. Hunter Morgan                   Director             1986      President, Kellogg-Morgan Agency, Inc.
      69                                                          (general insurance agency)

John C. Pegram, Jr.          Director, President        1998      Executive Officer of BancShares and Southern
      55                     and Chief Executive
                                   Officer

Charles I. Pierce, Sr.             Director             1986      President,   Pierce  Printing  Co.,  Inc.  (commercial
      82                                                          printers)

W. A. Potts                     Vice Chairman           1968      Retired veterinarian;  former President,  W. A. Potts,
      73                                                          DVM, P.A.;  former Chairman of the Board,  Mount Olive
                                                                  Pickle Company, Inc.

Charles L. Revelle, Jr.            Director             1986      Chairman of the Board, Revelle Agri-Products, Inc.;
      73                                                          Vice   President,   Revelle   Builders  of  NC,  Inc.;
                                                                  President, Revelle Equipment Co., Inc. (agribusiness)

Watson N. Sherrod, Jr. (4)         Director             1998      Senior  Vice   President   of  Southern   since  1998;
      71                                                          previously,  President,  Chief  Executive  Officer and
                                                                  Director,  ESB Bancorp, Inc. and Enfield Savings Bank,
                                                                  Inc., SSB

Charles O. Sykes (4)               Director             1984      President, Mount Olive Livestock Market, Inc.
      70                                                          (livestock auction market and dealer)

Raymond M. Sykes                   Director             1998      Self-employed in farming operations
      76

John N. Walker                     Director             1971      President Emeritus (former President,  Chief Executive
      74                                                          Officer and  Director), Mount Olive Pickle Company, Inc.
                                                                  (manufacturer of pickle and pepper products)

R. S. Williams                     Chairman             1971      Retired; former President of BancShares and Southern
      71

------------------------------

(1)      Each director also serves as a director of Southern.
(2) Refers to the year each director first became a director of BancShares or its predecessor or, if prior to December 31, 1982, the year first elected to Southern's Board of Directors.
(3)      Ms. Connell is Mr. Holding's daughter.
(4) Messrs. Ewell, Hines, Hux, Sherrod, and Sykes served as directors of ESB Bancorp, Inc. ("ESB") and its subsidiary, Enfield Savings Bank, Inc., SSB, Enfield, North Carolina, which were acquired by BancShares during 1998. Each of them has been nominated for reelection as a director of BancShares pursuant to the agreement pertaining to BancShares' acquisition of ESB which provided that each director of ESB in office at the time of the acquisition would be appointed to BancShares' Board of Directors and be nominated for election by shareholders at BancShares' 1999 and 2000 Annual Meetings.
(5) The law firm of Gillam and Gillam performed legal services for Southern in 1999 and is expected to continue to do so during 2000.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE 23 NOMINEES FOR DIRECTOR NAMED ABOVE. THE 23 NOMINEES RECEIVING THE HIGHEST NUMBERS OF VOTES WILL BE ELECTED AS DIRECTORS.

Compensation of Directors

         Except as otherwise described below, directors are paid an annual retainer of $400 plus fees of $200 for attendance at each meeting of BancShares' or Southern's Board, $100 for attendance at each meeting of a Board committee, and $40 for attendance at each meeting of a local advisory board. Directors do not receive any additional compensation (other than meeting fees) for their service as members of BancShares' Board of Directors. R. S. Williams, Frank B. Holding, M. J. McSorley, John C. Pegram, Jr., and Watson N. Sherrod, Jr., do not receive any compensation for their service as directors.

         Samuel E. Ewell, Jr., Joseph D. Hines, George A. Hux, and Raymond M. Sykes (each of whom formerly served as a director of ESB Bancorp, Inc. ("ESB") and its subsidiary, Enfield Savings Bank, Inc., SSB, Enfield, North Carolina) are paid $600 per month for their services as directors of BancShares and Southern in lieu of the standard directors' fees stated above. Under the terms of his separate employment agreement with Southern, Watson N. Sherrod, Jr., Senior Vice President of Southern (and the former President and Chief Executive Officer of ESB) receives no compensation for his services as a director of BancShares and Southern.

         Since his retirement as Southern's President in December 1989, R. S. Williams has received monthly payments of $2,833 pursuant to a consulting and noncompetition agreement with Southern. That agreement expired during 1999, but has been extended through 2000 with a reduced monthly payment of $1,417. Mr. Williams also receives retirement benefits under Southern's Pension Plan.

         Since his retirement as Southern's President and Chief Executive Officer in June 1998, M. J. McSorley has received monthly payments of $1,423 pursuant to a consulting and noncompetition agreement with Southern. Mr. McSorley also receives retirement benefits under Southern's Pension Plan.

Meetings and Committees of the Boards of Directors

         BancShares' and Southern's Boards of Directors held four joint meetings in 1999. All directors attended at least 75% of the aggregate number of meetings of BancShares' Board and any committees on which they served during their terms, with the exception of W. B. Midyette, Jr., George A. Hux, and Charles I. Pierce, Sr., each of whose absences were due to illness.

         The members of BancShares' and Southern's Boards of Directors are the same. The Boards have several standing committees, including an Audit and Compliance Committee and a Compensation Committee. The Board does not have a standing nominating committee or other committee performing equivalent functions.

         The Audit and Compliance Committee is a joint committee of BancShares' and Southern's Boards of Directors and currently consists of John N. Walker -- Chairman, William H. Bryan, W. A. Potts, and Charles O. Sykes. The Committee generally oversees Southern's internal audit program and periodically reviews reports on the work of the internal auditors and related matters. Subject to the approval of the Board of Directors and ratification by BancShares' shareholders, the Committee engages independent accountants each year to audit BancShares' consolidated financial statements, and it receives reports from and reviews non-audit services proposed by management to be provided by BancShares' independent accountants. During 1999, the Audit and Compliance Committee held four meetings.

         The Compensation Committee is a separate committee of Southern's Board of Directors. As further described below, the Committee reviews Southern's compensation program, including salary, pension, and incentive compensation plans and such other employee benefit matters as it deems appropriate. In conjunction with management, the Committee approves salaries and other forms of compensation. The Compensation Committee held one meeting during 1999. BancShares' officers are compensated by Southern for their services as officers of Southern, and they receive no compensation from BancShares. Therefore, BancShares' Board of Directors does not have a compensation committee.

Compensation Committee Interlocks and Insider Participation

         Southern's Compensation Committee currently consists of: Frank B. Holding -- Chairman, William H. Bryan, W. A. Potts, Charles O. Sykes, John N. Walker, and R. S. Williams.

         Mr. Williams serves as Chairman of BancShares' Board of Directors. He retired from active employment during 1989 but continued to serve as President of BancShares until 1997. He currently receives $1,417 per month pursuant to a consultation and noncompetition agreement with Southern.

         Mr. Holding also serves as Executive Vice Chairman of First Citizens BancShares, Inc. and its wholly-owned subsidiary, First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB"). Pursuant to an agreement between the FCB and Southern, FCB provides to BancShares and Southern various data and item processing, securities portfolio management, management consulting and other services (including Mr. Holding's services as Chairman of BancShares' and Southern's Executive Committees). During 1999, the fees paid by Southern to FCB for such services were approximately $2,723,806. Also during 1999, Southern purchased assets (including premises and loans) totaling approximately $11.1 million, and assumed an aggregate of approximately $14.8 million in deposit liabilities, associated with a branch office of FCB. In connection with that transaction, Southern paid FCB an aggregate deposit premium of $1,335,227. Additional information regarding services provided by FCB are contained below under the caption "Transactions with Management."

Committee Report on Executive Compensation

         Southern attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. At the present time, annual salary is the only form of compensation paid to or for the benefit of executive officers (other than benefits under Southern's 401(k) plan and other customary employee benefit and welfare plans, including a defined benefit pension plan). The Compensation Committee administers Southern's compensation program and has the responsibility for matters involving the compensation of executive officers.

         For 1999, the Committee established the salary for each executive officer, including the Chief Executive Officer of Southern, based on an evaluation of that officer's individual level of responsibility and performance. The performance of individual executive officers and Southern's financial performance in general were considered by the Compensation Committee in connection with the setting of salaries for 1999. However, the setting of salaries is largely subjective and there are no specific formulae, objective criteria, or other such mechanisms by which adjustments to each executive officer's salary are tied empirically to his individual performance or to Southern's financial performance.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of the executive officers of BancShares or Southern receives annual compensation approaching that amount, BancShares Board of Directors has not adopted a policy with respect to Section 162(m).

                              Compensation Committee:

                 Frank B. Holding, Chairman         Charles O. Sykes
                 William H. Bryan                   John N. Walker
                 W. A. Potts                        R. S. Williams

Executive Officers

         BancShares' and Southern's current executive officers are as follows:

    Name                        Age                          Positions with BancShares and Southern
    ----                        ---                          --------------------------------------
R. S. Williams                  71      Chairman of BancShares and Southern; formerly served as President and Chief
                                        Executive Officer of BancShares (until 1998) and President of Southern
                                        (until 1989)

M. J. McSorley                  66      Vice Chairman of Southern (since 1998) and Vice President and Director of
                                        BancShares (since 1990); formerly served as President and Chief Executive
                                        Officer of Southern

John C. Pegram, Jr.             55      President and Chief Executive Officer of BancShares and Southern (since 1998);
                                        formerly served as Vice President of BancShares (until 1998), Executive Vice
                                        President of Southern (until 1998) and Senior Vice President of Southern
                                        (until 1997)

Paul A. Brewer                  57      Executive Vice President of Southern (since 1998); formerly served as Senior
                                        Vice President (until 1998) and Regional Vice President (until 1993) of
                                        Southern

Richard D. Ray                  53      Executive Vice President of Southern (since 1998); formerly served as Senior
                                        Vice President (until 1998) and Regional Vice President (until 1993) of
                                        Southern

David A. Bean                   51      Secretary and Treasurer of BancShares (since 1986) and Senior Vice President
                                        (since 1998) and Controller (since 1984) of Southern

Executive Compensation

         The following table shows cash and other compensation paid to or deferred by certain executive officers of BancShares and Southern for the years indicated. BancShares' officers are compensated by Southern for their services as officers of Southern, and they receive no salaries or other separate compensation from BancShares for their services as officers of BancShares.

                                               SUMMARY COMPENSATION TABLE



                                                                   Annual Compensation
                                                         ---------------------------------------
                                                                                    Other annual        All other
            Name and                                     Salary       Bonus        compensation      compensation
      principal position                 Year            ($) (1)        ($)           ($)(2)            ($)(3)
      ------------------                 ----            -------        ---           ------            ------
John C. Pegram, Jr.                      1999            $117,000       -0-             -0-             $5,476
  President and                          1998              99,000       -0-             -0-              4,631
  Chief Executive Officer                1997              84,000       -0-             -0-              4,026
  of BancShares and Southern

Paul A. Brewer                           1999             106,500       -0-             -0-              4,840
  Executive Vice President               1998             100,500       -0-             -0-              4,568
  of Southern                            1997              94,800       -0-             -0-              4,310

Richard D. Ray                           1999             104,280       -0-             -0-              4,785
  Executive Vice President               1998              98,280       -0-             -0-              4,493
  of Southern                            1997              92,700       -0-             -0-              4,240

---------------

(1) Includes amounts deferred at the election of each officer pursuant to Southern's Section 401(k) plan.
(2) In addition to compensation paid in cash, Southern's executive officers receive certain personal benefits. The value of non-cash benefits received each year by each named officer did not exceed 10% of his cash compensation for that year.
(3) For 1999, consists entirely of Southern's contributions on behalf of each named officer to Southern's Section 401(k) plan.

Pension Plan

         The following table shows, for various numbers of years of service and levels of compensation, the estimated benefits payable to a participant at normal retirement age under Southern's qualified defined benefit pension plan (the "Pension Plan") based on federal tax laws in effect on January 1, 2000.


                                                               Years of service
                          -------------------------------------------------------------------------------------------
    Final
  average
compensation              10 years      15 years      20 years     25 years      30 years      35 years      40 years
------------              --------      --------      --------     --------      --------      --------      --------
   $  50,000                $6,969       $10,453       $13,937      $17,421       $20,906       $24,390       $27,390

      75,000                11,594        17,390        23,187       28,984        34,781        40,577        45,077

     100,000                16,219        24,328        32,437       40,546        48,656        56,765        62,765

     125,000                20,844        31,265        41,687       52,109        62,531        72,952        80,452

     150,000                25,469        38,203        50,937       63,671        76,406        89,140        98,140

     175,000                26,579        39,868        53,157       66,446        79,736        93,025       102,385

     200,000                26,579        39,868        53,157       66,446        79,736        93,025       102,385

         Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. A participant's annual compensation covered by the Pension Plan includes earnings as reported on a participant's W-2 statement and earnings deferred by the participant's own contribution to Southern's Section 401(k) plan. Benefits are calculated based on each participant's "final average compensation", which is defined as the participant's average earnings during the five highest consecutive earning years of the last ten complete calendar years as a participant. However, under current tax laws, $170,000 is the maximum amount of annual compensation for 2000 that can be included for purposes of calculating a participant's final average compensation, and the maximum annual benefit that may be paid to a retiring participant is $135,000. The maximum years of credited service which may be counted in calculating benefits under the Pension Plan is 40 years.

         The credited years of service and final average compensation, respectively, as of January 1, 2000, for each of the executive officers named in the Summary Compensation Table above are as follows: Mr. Pegram -- 25 years and $89,307; Mr. Brewer -- 35 years and $95,682; and Mr. Ray -- 29 years and $93,877.

Performance Graph

         The following graph compares the cumulative total shareholder return (the "CTSR") on BancShares' Common Stock during the previous five fiscal years with the CTSR over the same measurement period of the Nasdaq-U.S. index and the Nasdaq Banks index. The graph assumes $100 invested on January 1, 1994, and that dividends were reinvested in additional shares.



        Comparison of Five-Year Cumulative Total Shareholder Return among Southern BancShares (N.C.), Inc., Nasdaq Banks Index and Nasdaq-US Index


                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]



          Year       Southern BancShares    Nasdaq Banks Index   Nasdaq US Index
          ----       -------------------    ------------------   ---------------
          1994               $100                   $100                $100
          1995                106                    149                 141
          1996                170                    197                 174
          1997                171                    329                 213
          1998                173                    327                 300
          1999                184                    314                 542




Transactions with Management

         Southern has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its and BancShares' directors, executive officers, principal shareholders, and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms, and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Each such transaction was approved by Southern's Board of Directors.

         Southern is party to a contract with First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB"), pursuant to which FCB provides to Southern and BancShares various data and item processing services, securities portfolio management services, management consulting services (including the services of Frank B. Holding as director and Chairman of BancShares' and Southern's Executive Committees), the purchase of fixed assets, building rent, and services as trustee for Southern's pension plan and Section 401(k) plan. Aggregate fees paid by Southern to FCB for all such services during 1999 totaled approximately $2,723,806, of which $79,436 was in the form of reimbursement to FCB for a portion of Mr. Holding's salary paid by FCB. (Mr. Holding receives no salary, directors fees or other compensation from BancShares or Southern for his services.) It is estimated that aggregate fees for all such services provided by FCB during 2000 will amount to approximately $3,000,000. FCB is the wholly-owned bank subsidiary of First Citizens BancShares, Inc. ("FCBancShares"). Mr. Holding (a director of BancShares and Southern and a principal shareholder of BancShares) and Lewis R. Holding (also a principal shareholder of BancShares) are directors and executive officers of FCBancShares and FCB, and also are principal shareholders of FCBancShares. Also, Hope H. Connell, a director of BancShares and Southern, is a principal shareholder of FCBancShares and an officer of FCB. Southern's contract with FCB was negotiated at arms-length and was approved by Southern's Board of Directors, with Mr. Holding and Ms. Connell abstaining from the voting. Based on its comparison of the terms of the contract in previous years with terms available to it from other providers of the services being obtained from FCB, management of Southern believes the terms of its contract with FCB, including prices, are no less favorable to Southern than could be obtained from an unrelated provider.

         During 1999, Southern purchased assets (including premises and loans) totaling approximately $11.1 million, and assumed an aggregate of approximately $14.8 million in deposit liabilities, associated with FCB's Ahoskie, North Carolina, branch office. In connection with that transaction, Southern paid FCB an aggregate deposit premium of $1,335,227.

         Triangle Life Insurance Company ("Triangle Life"), a subsidiary of FCB, is the issuer of credit life insurance policies sold to Southern's loan customers through its subsidiary, Goshen, Inc. ("Goshen"). Pursuant to an arrangement between Triangle Life and Yadkin Valley Life Insurance Company ("Yadkin Valley Life"), certain policies issued by Triangle Life, including certain policies sold through Goshen, are reinsured by Yadkin Valley Life. Hope
H. Connell, a director of BancShares and Southern, is a principal shareholder and director of Yadkin Valley Life's parent company, Yadkin Valley Company, and Lewis R. Holding, a principal shareholder of BancShares, also is a principal shareholder of Yadkin Valley Company. During 1999, Triangle Life received total premiums of $151,477 on policies sold through Goshen, from which Goshen received total commissions of $57,098. Yadkin Valley Life received total premiums of $86,901 from Triangle Life on policies sold through Goshen that it reinsured.

         During 1999, Southern paid $102,248 in premiums for general liability and comprehensive insurance policies on property and vehicles, and workers' compensation coverage and umbrella policies, all of which were purchased through Carlton Insurance Agency, Inc. D. Hugh Carlton, a director of BancShares and Southern, is President and owner of Carlton Insurance Agency, Inc. It is expected that such relationship will continue during 2000.

               PROPOSAL 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS

         BancShares' current independent public accounting firm, KPMG LLP, has been reappointed by the Board of Directors to serve as BancShares' independent accountants for 2000, and a proposal to ratify that appointment will be submitted for voting by shareholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL
2. TO BE APPROVED, A MAJORITY OF THE VOTES REPRESENTED BY SHARES PRESENT AT THE ANNUAL MEETING, IN PERSON OR BY PROXY, AND ENTITLED TO BE VOTED, MUST BE CAST IN FAVOR OF PROPOSAL 2.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for action by shareholders at the Annual Meeting. Should other matters properly be presented at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

                            PROPOSALS OF SHAREHOLDERS

         It is anticipated that the 2001 Annual Meeting will be held on a date during April 2001. Any proposal of a shareholder which is intended to be presented for action at the 2001 Annual Meeting must be received by BancShares in writing at its main office in Mount Olive, North Carolina, no later than November 17, 2000, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy distributed by BancShares in connection with that meeting. In order to be included in BancShares' proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of BancShares' stock entitled to be voted on that proposal at the meeting, and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

         Written notice of other shareholder proposals intended to be presented at the 2001 Annual Meeting (proposals which are not intended to be included in BancShares' proxy statement and form of appointment of proxy) must be received by BancShares at its main office in Mount Olive, North Carolina, no later than January 31, 2001, in order for such proposals to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at that meeting.

                           ANNUAL REPORT ON FORM 10-K

         BancShares is subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission, including without limitation proxy statements, annual reports and quarterly reports.

         A COPY OF BANCSHARES' 1999 ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING. REQUESTS FOR COPIES SHOULD BE DIRECTED TO DAVID A. BEAN, TREASURER AND SECRETARY, SOUTHERN BANCSHARES (N.C.), INC., POST OFFICE BOX 729, MOUNT OLIVE, NORTH CAROLINA 28365.


March 17, 2000

                        SOUTHERN BANCSHARES (N.C.), INC.

                             100 North Center Street
                        Mount Olive, North Carolina 28365

            APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

              The undersigned hereby appoints R. S. Williams, W. A. Potts and John N. Walker, or any of them, as attorneys and proxies (the "Proxies"), with full power of substitution, to vote all outstanding shares of voting securities of Southern BancShares (N.C.), Inc. ("Southern") held of record by the undersigned on March 10, 2000, at the Annual Meeting of Shareholders of Southern (the "Annual Meeting") to be held at the Goldsboro Country Club, 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on April 19, 2000, and any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1.    ELECTION OF DIRECTORS:

       [  ] FOR all nominees listed below       [  ]  WITHHOLD AUTHORITY
            (except as indicated otherwise)           to vote for all nominees
                                                      listed below

Nominees: Bynum R. Brown; William H. Bryan; D. Hugh Carlton; Robert J. Carroll; Hope H. Connell; J. Edwin Drew; Samuel E. Ewell, Jr.; Moses B. Gillam, Jr.; LeRoy C. Hand, Jr.; Joseph D. Hines; Frank B. Holding; George A. Hux; M. J. McSorley; W. Hunter Morgan; John C. Pegram, Jr.; Charles I. Pierce, Sr.; W. A. Potts; Charles L. Revelle, Jr.; Watson N. Sherrod, Jr.; Charles O. Sykes; Raymond M. Sykes; John N. Walker; and R. S. Williams.

[Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.]

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of KPMG LLP as Southern's independent accountants for 2000.

                   [  ] FOR     [  ] AGAINST     [  ]  ABSTAIN

3. OTHER BUSINESS: On such other matters as may properly be presented for action at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

       PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE
               AND RETURN IT TO SOUTHERN IN THE ENVELOPE PROVIDED.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. IF, AT OR BEFORE THE TIME OF THE ANNUAL MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNABLE OR UNWILLING TO SERVE AS A DIRECTOR FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE NAMED BY THE BOARD OF DIRECTORS. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH BANCSHARES' SECRETARY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

                                              Dated:_____________________ , 2000



                                                    ____________________________
                                                    Signature

                                                    ____________________________
                                                    Signature if held jointly

                                                    Instruction: Please sign
                                                    above exactly as your
                                                    name appears on this
                                                    appointment of proxy.
                                                    Joint owners of shares
                                                    should both sign.
                                                    Fiduciaries or other
                                                    persons signing in a
                                                    representative capacity
                                                    should indicate the
                                                    capacity in which they
                                                    are signing.


   IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE ANNUAL MEETING IF YOU SO DESIRE.